                                        CONSENT OF ATTORNEYS

               Reference is made to the Registration Statements on Form SB-2 (Registration
          No. 33-94536 and No. 33-64448) pursuant to which Pease Oil and Gas Company
          ("Company") and certain Selling Securityholders propose to sell a maximum of
          6,183,064 shares of the $0.01 par value common stock ("Common Stock") of the
          Company, 241,875 Warrants to purchase shares of the Common Stock, and 90,000
          Shares of Series A Cumulative Convertible Preferred Stock of the Company.
          Reference is also made to our opinion dated October 9, 1995 included as Exhibit
          (5.1) to the Registration Statement relating to the legality of the securities proposed to be issued and to be sold.

               We hereby consent to the filing of our opinion dated October 9, 1995, as an exhibit to the Company's Registration Statements on Form SB-2.

                                                  HOPPER AND KANOUFF, P.C.



                                                  By: /s/ Alan W. Peryam
                                                     ---------------------
          ---------------
                                                      Alan    W.   Peryam,
          Director

          Denver, Colorado
          Dated:  October 9, 1995